UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2012 (July 30, 2012)
Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500
Overland Park, Kansas  66210
(Address of principal executive offices)

(913) 234-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

In conjunction with the change in the Chief Executive Officer position at QC Holdings, Inc., the company entered into written employment agreements effective August 1, 2012, with Don Early, its Chairman of the Board and formerly Chief Executive Officer, and Mary Lou Early, its Vice Chairman of the Board.  The employment agreements provide, among other things, for:

●	Employment of Mr. Early as Chairman of the Board of Directors, with primary focus on guiding the overall strategy and general direction of the company and maintaining industry relationships.
●
Employment of Mrs. Early as Vice Chairman of the Board of Directors, with primary focus on guiding the overall strategy and general direction of the company and maintaining industry relationships, as well as strategic management of personnel and related policies in conjunction with the company's senior management.

●	Initial employment terms of five years, subject to additional terms of five years on each August 1, commencing August 1, 2015.
●
Guaranteed base salaries and minimum annual bonuses that are equal to the base salaries and annual bonuses that have been paid to Mr. Early and Mrs. Early for the past three years as described in the company’s Proxy Statement for the 2012 Annual Meeting of Shareholders.  The Compensation Committee of the Board of Directors retains the authority to increase the base salary and the guaranteed minimum bonus, but not to reduce it.

●
Acknowledgement that there is no expectation that the executives will participate in the current annual incentive plan or long-term incentive plan established by the Compensation Committee for other executive officers or receive restricted stock awards, stock options or other equity-based compensation, subject to the authority of the Compensation Committee to make any such awards to the named executives at any time in its sole discretion.

●
Participation by the executives in other benefit plans generally available to other executive officers, including health insurance, retirement plan and non-qualified supplemental retirement plan, group term life insurance and similar arrangements approved by the Compensation Committee from time to time, and use of a company-owned car or car allowance, with tax-gross-up for the car.

●	The named executive may terminate the employment agreement at any time for no reason or for “Good Reason” as defined in the employment agreement.
●	The company may terminate the employment agreement at any time for no reason or for “Cause” as defined in the employment agreement.
●
Each employment agreement terminates upon the earlier to occur of (A) December 31 of the year in which a Change of Control (defined in the employment agreements) occurs, or (B) that date which is six months following the occurrence of a Change of Control.

●
Each employment agreement also terminates upon the death of the executive or after a 12-month period of inability to perform essential functions of his or her position due to health or other considerations.

●
In the event of a termination for any reason other than death of the executive, the executive is required to resign from all positions as an officer, director or representative of the company and any direct or indirect subsidiary of the company, unless he or she is requested by the company in writing to remain in any such positions.

●
If the employment agreement is terminated by the executive for “Good Reason,” by reason of executive’s disability or by the company for any reason other than “Cause,” then the company is required to pay, in addition to unpaid base salary and pro rata guaranteed bonus for the year in which the termination occurs, for the period beginning on the effective date of the termination and ending on the later to occur of (i) August 1, 2015, or (ii) the third anniversary of the effective date of such termination (the “Separation Pay Period”), the executive's then current base salary and guaranteed minimum bonus.

●
If the executive's employment is terminated for any reason other than for “Cause” or the executive's death, then, during the Separation Pay Period, the executive is entitled to continue to participate, at the company's expense, in any accident and health plan, maintained by the company, through insurance or otherwise, to the maximum extent allowed at such time under the law and the provisions of such health plan.

●	The employment agreements include customary confidentiality provisions but do not include any non-competition provisions.

The employment agreements are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On August 2, 2012, QC Holdings, Inc. issued a press release announcing its financial results for the three months and six months ended June 30, 2012.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes adjusted EBITDA, which is a financial measure that management uses and that the company believes may be useful to investors.  Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, non-cash gains or losses associated with property dispositions and foreign currency transactions, and discontinued operations. In addition, the three months and six months ended June 30, 2012 include an additional adjustment to EBITDA for gain resulting from the cash settlement of an expiring life insurance policy, as well as an adjustment for a non-cash gain due to a reduction in the liability that was recorded to estimate the fair value of the contingent supplemental earn-out payment in connection with the company’s third quarter 2011 acquisition of Direct Credit Holdings Inc. The three months and six months ended June 30, 2011 include an additional adjustment to EBITDA for the expense associated with the settlement of a Missouri arbitration proceeding.  Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report.

This non-GAAP financial measure is intended to supplement the company’s financial information prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) included in the press release by providing management and investors with additional insight regarding results of operations.  Management uses adjusted EBITDA as a non-GAAP performance measure.  Management regularly reviews adjusted EBITDA as it assesses its current and prospective operating results.  Management uses adjusted EBITDA in its strategic planning for the company and in evaluating the results of operations of the company.  The compensation committee has used adjusted EBITDA in evaluating the performance of the company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs. Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report. Management believes adjusted EBITDA is useful to management and may be useful to investors because certain of the adjusted items represent non-cash charges to net income, and certain of the adjusted items can fluctuate significantly from period-to-period, due in part to the timing of equity-based awards for compensation purposes.

Management recognizes that its use of adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash.  Nonetheless, management believes that this adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the company.

The information in Item 2.02 of this report and in the exhibit attached to this report is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date of this report, regardless of any general incorporation language in that filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, effective August 1, 2012, the company named Darrin J. Andersen as its new President and Chief Executive Officer.  Mr. Andersen replaces co-founder Don Early, who remains as Chairman of the Board of Directors.  Prior to his appointment as President and Chief Executive Officer, Mr. Andersen served as the company’s President and Chief Operating Officer.  The biographical information and historical compensation information for Mr. Andersen are included in the company’s Proxy Statement for the 2012 Annual Meeting of Shareholders filed with the Commission.  In conjunction with the appointment of Mr. Andersen as President and Chief Executive Officer, the Compensation Committee made no changes in Mr. Andersen’s annual salary and did not grant any other equity based or incentive awards to Mr. Andersen.  Mr. Andersen continues to participate in the annual and long-term incentive plans for 2012 on the same terms as described in the 2012 Proxy Statement and other current reports on Form 8-K filed with the Commission.  The company does not have an employment agreement with Mr. Andersen or any other executive officer of the company, except as described in the following paragraph.

As part of the executive transition process, the company has entered into Employment Agreements with Mr. Early and with Mary Lou Early, Vice Chairman of the Board, which employment agreements are described in Item 1.01 above.  The compensatory terms of the employment agreements are described in Item 1.01 above.

Item 8.01.  Other Events.

On July 30, 2012, the company’s board of directors declared a cash dividend of $0.05 per common share, representing the regular quarterly dividend.  The regular quarterly dividend is payable August 30, 2012, to stockholders of record as of August 16, 2012.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.                     Description

10.1	Employment Agreement dated as of August 1, 2012, between QC Holdings, Inc. and Don Early.

10.2	Employment Agreement dated as of August 1, 2012, between QC Holdings, Inc. and Mary Lou Early.

99.1	QC Holdings, Inc. Press Release issued August 2, 2012, reporting the three months and six months ended June 30, 2012 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date: August 2, 2012

	By:	/s/ Douglas E. Nickerson
Name: Douglas E. Nickerson
Title: Chief Financial Officer